UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

Aetherium Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41189	86-3449713
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

79B Pemberwick Rd. Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 450-6836

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	GMFIU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	GMFI	The Nasdaq Stock Market LLC
Warrants	GMFIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 7, 2024, Aetherium Acquisition Corp., a Delaware corporation (“Aetherium”), entered into a business combination agreement on February 28, 2024 (the “Business Combination Agreement”) with Capital A Berhad, a Malaysian company (“Parent”), Capital A International, a Cayman Islands exempted company and a wholly-owned subsidiary of Parent (“PubCo”), Aether Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of PubCo (“Merger Sub”) and Brand AA Sdn Bhd, a Malaysian company and a wholly-owned subsidiary of Parent. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Business Combination Agreement.

On October 23, 2024, Aetherium received written notice from Capital A Berhad that Parent had unilaterally terminated the Business Combination Agreement pursuant to Section 9.1(h) thereof because Aetherium received a Delisting Determination (as defined in the Business Combination Agreement). Aetherium previously received a written determination by Nasdaq to delist Aetherium’s securities for failure to meet a continued listing standard. Aetherium’s management and board were not made aware of Capital A Berhad’s intent and decision to terminate the Business Combination agreement. Prior to its announcement, Capital A’s management understood that the underlying basis for Aetherium remaining non-compliant on a single listing rule resulted from Capital A’s delays in timely completing Form F-4 to the SEC. In addition, Capital A fully supported Aetherium through its Nasdaq extension requests and completed its Form F-4 several months ago. Since then, Aetherium has been waiting for Capital A to submit Form F-4 to the SEC to complete the business combination. Aetherium’s board considers this unilateral termination of the BCA while simultaneously submitting a Regularization Plan (“RegPlan”) to Bursa Malaysia that now excludes this business combination merger as not acting in good faith as the original RegPlan included this proposed merger. Aetherium regularly received reassurances that Capital A would seek to move forward in completing this business combination. Aetherium intends to engage with Capital A’s management to understand further if Bursa Malaysia was preventing this transaction as an application for a listing on Nasdaq is a separate process, and no approvals are required until the SEC process is complete.

As a result of the termination of the Business Combination Agreement, the Business Combination Agreement will be of no further force and effect (other than certain customary limited provisions that survive termination pursuant to the terms of the Business Combination Agreement). The Sponsor Support Agreement that was entered into in connection with the Business Combination Agreement will also automatically terminate in accordance with their respective terms.

Item 8.01 Other Events.

On October 28, 2024, Aetherium issued a press release announcing the termination of the Business Combination Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press Release dated October 28th, 2024.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: 28th October, 2024

AETHERIUM ACQUISITION CORP.

	By:	/s/ Jonathan Chan
	Name:	Jonathan Chan
	Title:	Chief Executive Officer and Chairman